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                                                                     EX-99.B16


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                      VANGUARD NEW JERSEY TAX-FREE FUND
                         INSURED LONG-TERM PORTFOLIO

1. Average Annual Total Return (As of November 30, 1995)
              (n)
     P (1 + T)   = ERV

   Where:   P = a hypothetical initial payment of $1,000

            T = average annual total return

            N = number of years

   ERV = ending redeemable value at the end of the period

   EXAMPLE:
   One Year

       P = $1,000

       T = +19.66%

       N = 1

     ERV = $1,196.60

   Five Year

       P = $1,000

       T = +8.77%

       N = 5

     ERV = $1,522.77

   * Since Inception (2/3/88)

       P = $1,000

       T = +8.86%*

       N = *

     ERV = $1,943.26*


2. YIELD (30 Days Ended November 30, 1995)

   Yield = 2 [(a - b
              ------ + 1)(6)- 1]
             [c X d



   Where:  a = dividends and interest paid during the period

           b = expense dollars during the period (net of reimbursements)

           c = the average daily number of shares outstanding during the period

           d = the maximum offering price per share on the last day of the period

 Example a = $3,283,695.13

         b = $103,449.00

         c = 67,153,745.846

         d = $11.71

     Yield = 4.90%



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                                                                     EX-99.B16


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                      VANGUARD NEW JERSEY TAX-FREE FUND
                            MONEY MARKET PORTFOLIO

1. Average Annual Total Return (As of November 30, 1995)
             (n)
     P (1 + T) = ERV

   Where:    P = a hypothetical initial payment of $1,000

             T = average annual total return

             N = number of years

           ERV = ending redeemable value at the end of the period

   EXAMPLE:
   One Year

      P = $1,000

      T = +3.60%

      N = 1

    ERV = $1,035.95

   Five Year

      P = $1,000

      T = +3.20%

      N = 5

    ERV = $1,170.32
   ------
   * Since inception (2/3/88)

      P = $1,000

      T = +4.12%*

      N = *

    ERV = $1,371.68*